Exhibit 99.1

Mammoth Energy Services, Inc. Announces
First Quarter 2025 Operational and Financial Results

OKLAHOMA CITY, OK – May 7, 2025 – Mammoth Energy Services, Inc. (NASDAQ: TUSK) (“Mammoth” or the “Company”) today reported financial and operational results for the first quarter ended March 31, 2025.

Phil Lancaster, Chief Executive Officer of Mammoth commented, “We are pleased with the strength of our first quarter results that generated positive Adjusted EBITDA. During the quarter we experienced incremental growth in all key financial metrics sequentially from the fourth quarter that rebounded off the lows of 2024. Throughout our organization, we are focused on improving our operational efficiencies and cost structure. We plan to continue managing the company opportunistically while closely monitoring the evolving energy landscape. As we move through the coming quarters and strive to maintain this recent momentum, we believe Mammoth is strategically positioned for future success.

“In April, we announced the sale of three infrastructure subsidiaries to Peak Utility Services Group, Inc. for an aggregate sales price of $108.7 million,” added Lancaster. “This was an exceptional transaction for Mammoth and demonstrated our ability to repeatedly grow businesses organically within our enterprise. In the eight years following the Company’s entrance to the infrastructure sector, we grew revenue exponentially. We view this transaction as especially accretive because it was completed at over four times tangible book value and at a trailing twelve month EBITDA multiple of nine. We now have a significant cash position of approximately $155 million, and we will continue to evaluate and pursue strategic opportunities to deploy this capital that will give us the ability to generate attractive returns and drive value appreciation.

“We recognize that there is moderate uncertainty in the market currently related to tariffs, the overall economy and geopolitical events such as policy actions by OPEC+. Although it’s too soon to say, this uncertainty may have persistent negative implications for commodity prices and therefore activity, which would have a direct impact on a number of our services. It’s possible that these factors may resolve themselves in the coming weeks or months, however, we feel it prudent to prepare accordingly. As a result, we are regularly communicating with our customers as they assess a range of scenarios in anticipation of commodity pricing pressure and we will align our spending with their activity levels. We are prepared to quickly react to any changes in activity,” concluded Lancaster.

Financial Overview for the First Quarter 2025:
Total revenue was $62.5 million for the first quarter of 2025 compared to $43.2 million for the same quarter of 2024 and $53.2 million for the fourth quarter of 2024.

Net loss for the first quarter of 2025 was $0.5 million, or $0.01 per diluted share, compared to $11.8 million, or $0.25 per diluted share, for the same quarter of 2024 and $15.5 million, or $0.32 per diluted share, for the fourth quarter of 2024.

Adjusted EBITDA (as defined and reconciled in the tables below) was $2.7 million for the first quarter of 2025, compared to $4.5 million for the same quarter of 2024 and ($4.8) million for the fourth quarter of 2024.

Infrastructure Services
Mammoth’s infrastructure services segment contributed revenue of $30.7 million for the first quarter of 2025 compared to $25.0 million for the same quarter of 2024 and $27.9 million for the fourth quarter of 2024. The average crew count was 100 crews during the first quarter of 2025 compared to 75 crews during the same quarter of 2024 and 86 crews during the fourth quarter of 2024.

Well Completion Services
Mammoth’s well completion services segment contributed revenue (inclusive of inter-segment revenue) of $20.9 million on 828 stages for the first quarter of 2025 compared to $8.0 million on 380 stages for the same quarter of 2024 and $15.8 million on 781 stages for the fourth quarter of 2024. On average, 1.3 of the Company’s fleets were active for the first quarter of 2025 compared to an average utilization of 0.6 fleets during the same quarter of 2024 and 1.1 fleets during the fourth quarter of 2024.

Natural Sand Proppant Services
Mammoth’s natural sand proppant services segment contributed revenue (inclusive of inter-segment revenue) of $6.7 million for the first quarter of 2025 compared to $4.3 million for the same quarter of 2024 and $5.1 million for the fourth quarter of 2024. In the first quarter of 2025, the Company sold approximately 189,000 tons of sand at an average sales price of $21.49 per ton compared to sales of approximately 146,000 tons of sand at an average sales price of $24.38 per ton during the same quarter of 2024. In the fourth quarter of 2024, sales were approximately 129,000 tons of sand at an average price of $22.54 per ton.

Other Services
Mammoth’s other services, including directional drilling, aviation, equipment rentals, remote accommodations and equipment manufacturing, contributed revenue (inclusive of inter-segment revenue) of $5.9 million for the first quarter of 2025 compared to $6.9 million for the same quarter of 2024 and $6.2 million for the fourth quarter of 2024.

Selling, General and Administrative Expense
Selling, general and administrative (“SG&A”) expense was $6.5 million for the first quarter of 2025 compared to $8.8 million for the same quarter of 2024 and $9.9 million for the fourth quarter of 2024.
Following is a breakout of SG&A expense (in thousands):

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024
Compensation and benefits	$3,082	$4,104	$4,054
Professional services	1,785	2,457	3,282
Change in provision for expected credit losses	1	229	409
Stock based compensation	211	219	219
Other(a)	1,462	1,773	1,896
Total SG&A expense	$6,541	$8,782	$9,860
(a)Includes travel-related costs, information technology expenses, rent, utilities and other general and administrative-related costs.

SG&A expense, as a percentage of total revenue, was 10% for the first quarter of 2025 compared to 20% for the same quarter of 2024 and 19% for the fourth quarter of 2024.

Liquidity
As of March 31, 2025, Mammoth had unrestricted cash on hand of $56.7 million. As of March 31, 2025, the Company’s revolving credit facility was undrawn, the borrowing base was $30.2 million and there was $22.7 million of available borrowing capacity under the revolving credit facility, after giving effect to $7.5 million of outstanding letters of credit. As of March 31, 2025, Mammoth had total liquidity of $79.4 million.

As of May 2, 2025, Mammoth had unrestricted cash on hand of $135.4 million, no outstanding borrowings under its revolving credit facility, and a borrowing base of $75.0 million. As of May 2, 2025, the Company had $67.5 million of available borrowing capacity under its revolving credit facility and total liquidity of $202.9 million.

Capital Expenditures
The following table summarizes Mammoth’s capital expenditures by segment for the periods indicated (in thousands):

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024
Well completion services(a)	$4,341	$3,414	$4,187
Infrastructure services(b)	2,630	590	1,764
Natural sand proppant services(c)	93	—	—
Other(d)	167	147	147
Total capital expenditures	$7,231	$4,151	$6,098
(a)Capital expenditures primarily for upgrades and maintenance to our pressure pumping fleet for the periods presented.
(b)Capital expenditures primarily for truck, tooling and equipment purchases for the periods presented.
(c)Capital expenditures primarily for maintenance for the periods presented.
(d)Capital expenditures primarily for equipment for the Company’s rental businesses for the periods presented.

Conference Call Information
Mammoth will host a conference call on Wednesday, May 7, 2025 at 10:00 a.m. Central time (11:00 a.m. Eastern time) to discuss its first quarter financial and operational results. The telephone number to access the conference call is 1-201-389-0872. The conference call will also be webcast live on https://ir.mammothenergy.com/events-presentations. Please submit any questions for management prior to the call via email to TUSK@dennardlascar.com.

About Mammoth Energy Services, Inc.
Mammoth is an integrated, growth-oriented energy services company focused on the providing products and services to enable the exploration and development of North American onshore unconventional oil and natural gas reserves as well as engineering services for private utilities, public investor-owned utilities and co-operative utilities through its infrastructure services businesses. Mammoth’s suite of services and products include: well completion services, infrastructure services, natural sand and proppant services and other services. For more information, please visit www.mammothenergy.com.

Contacts:
Mark Layton, CFO
Mammoth Energy Services, Inc
investors@mammothenergy.com

Rick Black / Ken Dennard
Dennard Lascar Investor Relations
TUSK@dennardlascar.com

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements, estimates and projections regarding the Company’s business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, plans for stock repurchases under its stock repurchase program, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company’s existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company’s forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company’s acquisitions and contracts, many of which are beyond the Company’s control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: demand for our services; the volatility of oil and natural gas prices and actions by OPEC members and other exporting nations affecting commodities prices and production levels; conditions of U.S. oil and natural gas industry and the effect of U.S. energy, monetary and trade policies; U.S. and global economic conditions and political and economic developments, including the energy and environmental policies; changes in U.S. and foreign trade regulations and tariffs, including potential increases of tariffs on goods imported into the U.S., and uncertainty regarding the same; the impact of the recent divestiture of our subsidiaries 5 Star Electric, LLC, Higher Power Electrical, LLC and Python Equipment LLC; performance of contracts and supply chain disruptions; inflationary pressures; higher interest rates and their impact on the cost of capital; the failure to receive or delays in receiving the remaining payment under the settlement agreement with PREPA; the Company’s inability to replace the prior levels of work in its business segments, including its well completion services segments; risks relating to economic conditions, including concerns over a potential economic slowdown or recession; impacts of the recent federal infrastructure bill on the infrastructure industry and our infrastructure services business; the loss of or interruption in operations of one or more of Mammoth’s significant suppliers or customers; the outcome or settlement of our litigation matters and the effect on our financial condition and results of operations; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; Mammoth's ability to comply with the applicable financial covenants and other terms and conditions under its revolving credit facility; weather; natural disasters; litigation; volatility in commodity markets; competition in the oil and natural gas industry; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

ASSETS	March 31,	December 31,
	2025	2024
CURRENT ASSETS	(in thousands, except share data)
Cash and cash equivalents	$56,650	$60,967
Restricted cash	21,601	21,359
Accounts receivable, net	76,312	79,020
Inventories	16,516	15,119
Prepaid expenses	2,018	1,780
Assets held for sale	5,844	—
Other current assets	7,632	10,342
Total current assets	186,573	188,587

Property, plant and equipment, net	108,382	115,082
Sand reserves, net	57,275	57,273
Operating lease right-of-use assets	5,544	6,417
Goodwill	9,214	9,214
Other non-current assets	7,366	7,458
Total assets	$374,354	$384,031
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$28,459	$32,459
Accrued expenses and other current liabilities	27,946	33,940
Current operating lease liability	3,177	3,450
Income taxes payable	45,444	44,658
Total current liabilities	105,026	114,507

Deferred income tax liabilities	2,987	3,021
Long-term operating lease liability	2,220	2,792
Asset retirement obligation	4,269	4,234
Other long-term liabilities	7,341	6,659
Total liabilities	121,843	131,213

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 48,127,369 issued and outstanding at March 31, 2025 and December 31, 2024	481	481
Additional paid-in capital	540,642	540,431
Accumulated deficit	(284,180)	(283,643)
Accumulated other comprehensive loss	(4,432)	(4,451)
Total equity	252,511	252,818
Total liabilities and equity	$374,354	$384,031

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024
	(in thousands, except per share amounts)
REVENUE
Services revenue	$55,649	$38,814	$47,705
Services revenue - related parties	78	68	377
Product revenue	6,738	4,307	5,118
Total revenue	62,465	43,189	53,200

COST, EXPENSES AND GAINS
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $5,164, $5,874, $4,699 for the three months ended March 31, 2025, March 31, 2024 and December 31, 2024, respectively)	47,478	34,483	43,560
Services cost of revenue - related parties	96	118	11
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $877, $1,146, $1,123 for the three months ended March 31, 2025, March 31, 2024 and December 31, 2024, respectively)	5,818	5,983	4,781
Selling, general and administrative	6,541	8,782	9,860
Depreciation, depletion, amortization and accretion	6,041	7,021	5,822
Gains on disposal of assets, net	(4,018)	(1,166)	(1,518)
Total cost, expenses and gains	61,956	55,221	62,516
Operating income (loss)	509	(12,032)	(9,316)

OTHER INCOME (EXPENSE)
Interest income (expense and financing charges), net	153	(6,637)	(4,766)
Interest income (expense and financing charges), net - related parties	—	(1,500)	(36)
Other (expense) income, net	(339)	10,143	37
Total other (expense) income	(186)	2,006	(4,765)
Income (loss) before income taxes	323	(10,026)	(14,081)
Provision for income taxes	860	1,785	1,393
Net loss	$(537)	$(11,811)	$(15,474)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	$19	$(244)	$(598)
Other comprehensive income (loss)	$19	$(244)	$(598)
Comprehensive loss	$(518)	$(12,055)	$(16,072)

Net loss per share (basic and diluted)	$(0.01)	$(0.25)	$(0.32)
Weighted average number of shares outstanding (basic and diluted)	48,150	47,964	48,127

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	March 31,
	2025	2024
	(in thousands)
Cash flows from operating activities:
Net loss	$(537)	$(11,811)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock based compensation	211	219
Depreciation, depletion, amortization and accretion	6,041	7,021
Amortization of debt origination costs	177	372
Change in provision for expected credit losses	1	229
Gains on disposal of assets, net	(4,018)	(1,166)
Deferred income taxes	(34)	609
Other	(107)	111
Changes in assets and liabilities:
Accounts receivable, net	2,710	56,623
Inventories	(1,397)	(168)
Prepaid expenses and other assets	2,472	3,236
Accounts payable	(600)	(5,152)
Accrued expenses and other liabilities	(2,994)	(5,441)
Accrued expenses and other liabilities - related parties	—	1,500
Income taxes payable	786	1,167
Net cash provided by operating activities	2,711	47,349

Cash flows from investing activities:
Purchases of property, plant and equipment	(7,231)	(4,151)
Proceeds from disposal of property, plant and equipment	4,238	3,049
Net cash used in investing activities	(2,993)	(1,102)

Cash flows from financing activities:
Payments on financing transaction	—	(46,837)
Payments on sale leaseback transactions	(3,203)	(1,112)
Principal payments on financing leases and equipment financing notes	(595)	(503)
Debt issuance costs	—	(37)
Net cash used in financing activities	(3,798)	(48,489)
Effect of foreign exchange rate on cash	5	(35)
Net change in cash, cash equivalents and restricted cash	(4,075)	(2,277)
Cash, cash equivalents and restricted cash at beginning of period	82,326	24,298
Cash, cash equivalents and restricted cash at end of period	$78,251	$22,021

Supplemental disclosure of cash flow information:
Cash paid for interest	$433	$741
Cash paid for income taxes, net of refunds received	$108	$8
Supplemental disclosure of non-cash transactions:
Interest paid in kind - related parties	$—	$2,741
Purchases of property, plant and equipment included in accounts payable and accrued expenses	$2,249	$2,500

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INFORMATION
(in thousands)

Three Months Ended March 31, 2025	Well Completion	Infrastructure	Sand	Corporate & Other	Eliminations	Total
Revenue from external customers	$20,875	$30,725	$6,738	$4,127	$—	$62,465
Intersegment revenue	46	—	1	1,731	(1,778)	—
Total revenue	20,921	30,725	6,739	5,858	(1,778)	62,465
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	18,598	25,400	5,476	3,918	—	53,392
Intersegment cost of revenue	198	—	—	1,580	(1,778)	—
Total cost of revenue	18,796	25,400	5,476	5,498	(1,778)	53,392
Selling, general and administrative	1,031	3,870	902	738	—	6,541
Depreciation, depletion, amortization and accretion	3,068	920	877	1,176	—	6,041
(Gains) loss on disposal of assets, net	(381)	(165)	—	(3,472)	—	(4,018)
Operating (loss) income	(1,593)	700	(516)	1,918	—	509
Interest income (expense and financing charges), net	100	12	86	(45)	—	153
Other (expense) income, net	(1)	(421)	(21)	104	—	(339)
(Loss) income before income taxes	$(1,494)	$291	$(451)	$1,977	$—	$323

Three Months Ended March 31, 2024	Well Completion	Infrastructure	Sand	Corporate & Other	Eliminations	Total
Revenue from external customers	$7,925	$25,038	$4,307	$5,919	$—	$43,189
Intersegment revenue	109	—	—	976	(1,085)	—
Total revenue	8,034	25,038	4,307	6,895	(1,085)	43,189
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	7,736	21,533	5,731	5,584	—	40,584
Intersegment cost of revenue	191	25	—	869	(1,085)	—
Total cost of revenue	7,927	21,558	5,731	6,453	(1,085)	40,584
Selling, general and administrative	1,008	5,617	1,029	1,128	—	8,782
Depreciation, depletion, amortization and accretion	3,087	718	1,146	2,070	—	7,021
Losses (gains) on disposal of assets, net	250	(483)	—	(933)	—	(1,166)
Operating loss	(4,238)	(2,372)	(3,599)	(1,823)	—	(12,032)
Interest expense and financing charges, net	(481)	(7,099)	(83)	(474)	—	(8,137)
Other (expense) income, net	(1)	10,258	1	(115)	—	10,143
(Loss) income before income taxes	$(4,720)	$787	$(3,681)	$(2,412)	$—	$(10,026)

Three Months Ended December 31, 2024	Well Completion	Infrastructure	Sand	Corporate & Other	Eliminations	Total
Revenue from external customers	$15,714	$27,870	$5,118	$4,498	$—	$53,200
Intersegment revenue	67	—	4	1,662	(1,733)	—
Total revenue	15,781	27,870	5,122	6,160	(1,733)	53,200
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	15,918	23,377	4,307	4,750	—	48,352
Intersegment cost of revenue	233	24	—	1,476	(1,733)	—
Total cost of revenue	16,151	23,401	4,307	6,226	(1,733)	48,352
Selling, general and administrative	1,672	5,905	1,157	1,126	—	9,860
Depreciation, depletion, amortization and accretion	2,710	803	1,123	1,186	—	5,822
(Gains) losses on disposal of assets, net	(74)	(320)	56	(1,180)	—	(1,518)
Operating loss	(4,678)	(1,919)	(1,521)	(1,198)	—	(9,316)
Interest (expense and financing charges) income, net	(271)	(4,172)	52	(411)	—	(4,802)
Other (expense) income, net	—	(615)	(6)	658	—	37
Loss before income taxes	$(4,949)	$(6,706)	$(1,475)	$(951)	$—	$(14,081)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net income or loss before depreciation, depletion, amortization and accretion, gains (losses) on disposal of assets, net, stock based compensation, interest (income) expense and financing charges, other (income) expense, net (which is comprised of interest on trade accounts receivable and certain legal expenses) and provision for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net (loss) income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net (loss) income or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Mammoth’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to net income or loss, the most directly comparable GAAP financial measure, on a consolidated basis and for each of the Company’s segments (in thousands):

Consolidated

	Three Months Ended
	March 31,		December 31,
Reconciliation of net loss to Adjusted EBITDA:	2025	2024	2024
Net loss	$(537)	$(11,811)	$(15,474)
Depreciation, depletion, amortization and accretion	6,041	7,021	5,822
Gains on disposal of assets, net	(4,018)	(1,166)	(1,518)
Stock based compensation	211	219	219
Interest (income) expense and financing charges, net	(153)	8,137	4,802
Other expense (income), net	339	(10,143)	(37)
Provision for income taxes	860	1,785	1,393
Interest on trade accounts receivable	—	10,485	—
Adjusted EBITDA	$2,743	$4,527	$(4,793)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Well Completion Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of net loss to Adjusted EBITDA:	2025	2024	2024
Net loss	$(1,494)	$(4,720)	$(4,949)
Depreciation and amortization	3,068	3,087	2,710
(Gains) losses on disposal of assets, net	(381)	250	(74)
Stock based compensation	55	42	65
Interest (income) expense and financing charges, net	(100)	481	271
Other expense, net	1	1	—
Adjusted EBITDA	$1,149	$(859)	$(1,977)

Infrastructure Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of net loss to Adjusted EBITDA:	2025	2024	2024
Net loss	$(338)	$(405)	$(7,320)
Depreciation and amortization	920	718	803
Gains on disposal of assets, net	(165)	(483)	(320)
Stock based compensation	107	117	98
Interest (income) expense and financing charges, net	(12)	7,099	4,172
Other expense (income), net	421	(10,258)	615
Provision for income taxes	629	1,192	614
Interest on trade accounts receivable	—	10,485	—
Adjusted EBITDA	$1,562	$8,465	$(1,338)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Natural Sand Proppant Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of net loss to Adjusted EBITDA:	2025	2024	2024
Net loss	$(451)	$(3,681)	$(1,475)
Depreciation, depletion, amortization and accretion	877	1,146	1,123
Losses on disposal of assets, net	—	—	56
Stock based compensation	37	37	36
Interest (income) expense and financing charges, net	(86)	83	(52)
Other expense (income), net	21	(1)	6
Adjusted EBITDA	$398	$(2,416)	$(306)

Other(a)

	Three Months Ended
	March 31,		December 31,
Reconciliation of net income (loss) to Adjusted EBITDA:	2025	2024	2024
Net income (loss)	$1,746	$(3,005)	$(1,730)
Depreciation, amortization and accretion	1,176	2,070	1,186
Gains on disposal of assets, net	(3,472)	(933)	(1,180)
Stock based compensation	12	23	20
Interest expense and financing charges, net	45	474	411
Other (income) expense, net	(104)	115	(658)
Provision for income taxes	231	593	779
Adjusted EBITDA	$(366)	$(663)	$(1,172)
(a)Includes results for Mammoth’s directional drilling, aviation, equipment rentals, remote accommodations and equipment manufacturing and corporate related activities. The Company’s corporate related activities do not generate revenue.